UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2016

STRATEGIC INTERNET INVESTMENTS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	033-28188	84-1116458
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

Jood Palace Hotel 36-A Street Off Al Rigga Road, Suite 1058
Deira Dubai P.O. Box 42211 UNITED ARAB EMIRATES		N/A
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (971) 50-420-7360

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On August 29, 2016, MaloneBailey, LLP, resigned as the Company’s independent accountant. MaloneBailey’s resignation was not the result of a disagreement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of MaloneBailey would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

In its audit reports for the past two fiscal years, MaloneBailey expressed doubt about the Company’s ability to continue as a going concern.

The Company has provided MaloneBailey with a copy of the disclosures set forth in this Form 8-K. MaloneBailey has provided the Company with the attached letter in response to the Company’s request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STRATEGIC INTERNET INVESTMENTS, INC.

Date: August 30, 2016	By:	/s/ Abbas Salih
Abbas Salih Chief Executive Officer

Item 9.01     Exhibits

Exhibit No.	Title
16.1	Letter from MaloneBailey, LLP